UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

METHODE ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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METHODE ELECTRONICS, INC.

7401 West Wilson Avenue

Chicago, Illinois 60706

(708) 867-6777

SUPPLEMENT DATED AUGUST 1, 2014

TO

PROXY STATEMENT DATED JULY 29, 2014

The annual meeting of shareholders of Methode Electronics, Inc. (“Methode”) will be held on Thursday, September 18, 2014 at 11:00 a.m., Chicago time, at Methode’s corporate offices at 7401 West Wilson Avenue, Chicago, Illinois, and at any adjournment or postponement of the annual meeting.

This Supplement amends the Proxy Statement dated July 29, 2014 (the “Proxy Statement”).

It came to our attention that in the “General Information” section of the Proxy Statement under the heading “Record Date; Shares Outstanding” the number of shares of Methode’s common stock that was outstanding and entitled to vote was incorrect.  The Proxy Statement is amended to correct the number of shares and the sentence should read as follows “As of the record date, there were 38,148,838 shares of our common stock outstanding and entitled to vote at the annual meeting.”

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate in all material respects and should be considered in casting your vote by proxy or at the annual meeting.